SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

General Motors Company

(Name of Registrant as Specified In Its Charter)

Greenlight Capital, Inc.

Greenlight Capital, L.P.

DME Advisors, LP,

DME Advisors GP, LLC

DME Capital Management, LP

Greenlight Capital Qualified, LP

Greenlight Capital (Gold), LP

Greenlight Capital Offshore Partners

Greenlight Capital Offshore Master (Gold), Ltd.

Greenlight Masters, LLC

Greenlight Masters Partners

David Einhorn

Leo Hindery, Jr.

Vinit Sethi

William N. Thorndike, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 11, 2017, Greenlight Capital, Inc. (“Greenlight”) issued a press release (the “Press Release”), which included a description of a presentation released to shareholders (the “Presentation”) on the same day. A copy of the Press Release is filed herewith as Exhibit 1. A copy of the Presentation is filed herewith as Exhibit 2.

Also on May 11, 2017, Greenlight posted a video to www.UnlockGMValue.com that included audio commentary from David Einhorn regarding certain slides of the Presentation. A transcript of that audio is filed herewith as Exhibit 3.